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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2002

CHART HOUSE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9684	33-0147725
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
640 North LaSalle, Suite 295, Chicago, Illinois		60610
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code (312) 266-1100

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

        On February 22, 2002, the Registrant issued a press release announcing a reverse stock split of its common stock, effective as of 5:00 p.m. (Eastern standard time) that day. In the reverse stock split, each six shares of the Registrant's common stock issued and outstanding will be automatically converted into one share of the Registrant's common stock. Holders of the Registrant's common stock who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split will receive one share of the Registrant's common stock. The Registrant hereby incorporates by reference the information set forth in the press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Chart House Enterprises, Inc. dated February 20, 2002.
99.1	Press Release dated February 22, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHART HOUSE ENTERPRISES, INC. (Registrant)
Date: February 22, 2002	By:	/s/ KENNETH R. POSNER Kenneth R. Posner President and Chief Financial Officer

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(Former name or former address, if changed since last report.)
  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES